Exhibit 10.4

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FORM OF PROMISSORY NOTE

$150,000 May 8, 2025
Miramar, FL, United States

For value received, HCW BIOLOGICS INC., a Delaware corporation (the “Company”), promises to pay to [***] the “Holder”), the principal sum of One Hundred Fifty Thousand and No/100ths Dollars ($150,000) (the “Principal Amount”) at Holder’s principal address [***], or such other address as Holder may specify to the Company in writing. Interest shall accrue from the date of this Promissory Note (this “Note”) as follows:

(a) $25,000 interest shall accrue on the date of this Note or such later date on which Holder funds the full Principal Amount to the Company via wire transfer to the account, and using the instructions, attached hereto as Exhibit A;

(b) if the Company has not paid the Principal Amount and the foregoing accrued interest amount (a total of $175,000) on or before August 7, 2025, an additional $25,000 of interest shall accrue on such date;

(c) if the Company has not paid the Principal Amount and the foregoing accrued interest amounts (a total of $200,000) on or before November 7, 2025, an additional $25,000 of interest shall accrue on such date; and

(d) if the Company has not paid the Principal Amount and the foregoing accrued interest amounts (a total of $225,000) before February 7, 2026 (the “Maturity Date”), the Company shall pay such amount in full on the Maturity Date.

This Note is subject to the following terms and conditions.

1.
Payment; Prepayment. All payments from the Company to Holder shall be made in U.S. dollars at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. This Note may be prepaid in whole, but not in part, by the Company, at its election, at any time prior to the Maturity Date.
2.
Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
3.
Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, Holder represents that the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law in their jurisdiction (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.
4.
Founder Guaranty and Pledge. The indebtedness evidenced by this Note shall be secured by a personal guaranty and pledge given by the Company’s Founder and CEO, Dr. Hing C. Wong (“Guarantor”) in accordance with the provisions of that certain Guaranty and Pledge Agreement of even date herewith between the Company and the Holder.
5.
Events of Default. Upon the occurrence of any of the following events (each an “Event of Default”):
(a)
The Company fails to pay all principal and accrued interest on the Maturity Date, subject to a five (5) day grace period; or
(b)
The Company or the Guarantor shall (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) calendar days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if any such case or proceeding is not commenced by the Company, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for thirty (30) calendar days undismissed; or (v) take any action authorizing, or in furtherance of, any of the foregoing.

6.
Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.
7.
Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.
8.
Miscellaneous.
(a)
Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.
(b)
Entire Agreement. This Note constitutes the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.
(c)
Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8(c) shall be binding upon the Company, the Holder and each transferee of this Note.
(d)
Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
(e)
Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)
Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first set forth above.

the company:

HCW BIOLOGICS INC.

By:

Name: HING C. WONG

Title: Chief Executive Officer

Address:
2929 Commerce Parkway

Miramar, FL 33025
United States
Email: hingwong@hcwbiologics.com

AGREED TO AND ACCEPTED:

The holder:

By:
Name:

EXHIBIT A

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